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                                                                   EXHIBIT 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    To the Directors and Shareholders of
    Venbo Comercio de Alimentos Ltda.:

         We consent to the incorporation by reference in the registration statement on Form S-3 of Brazil Fast Food Corp of our report dated March 12, 1996, except for Note 20 which is as of March 26, 1996, Note 3d, which is as of July 3, 1997 and the second paragraph of Note 3a, and the first and fourth paragraph of Note 3b and Note 3d which are as of March 27, 1998, with respect to the balance sheet of Venbo Comercio de Alimentos Ltda. as of December 31, 1995 and the related statements of operations, cash flows and changes in shareholders' equity for the year ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.

         Such report contains an explanatory paragraph which cites Venbo's dependence on past and continuing financial support of its then sole shareholder.

                                  /s/ KPMG Peat Marwick
                                  ---------------------
                                  KPMG Peat Marwick

    Sao Paulo, Brazil
    June 19, 1998